Exhibit 21.1

SUBSIDIARIES OF

PLAINS ALL AMERICAN PIPELINE, L.P.

(As of 1/1/11)

Subsidiary	Jurisdiction of Organization
Aurora Pipeline Company Ltd.	Canada
CDM Max LLC	Texas
Lone Star Trucking, LLC	California
Nexen Marketing USA Inc.	Delaware
Nexen Pipeline USA LLC	Wyoming
PAA Finance Corp.	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Energy GP, LP	Delaware
Pacific Energy Group LLC	Delaware
Pacific Energy Management LLC	Delaware
Pacific LA Marine Terminal LLC	Delaware
Pacific Pipeline System LLC	Delaware
PICSCO LLC	Delaware
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Delaware
Plains Marketing Bondholder, LLC	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing GP Inc.	Delaware
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	Alberta
Plains Midstream GP LLC	Delaware
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Pipeline, L.P.	Texas
Plains Products Terminals LLC	Delaware
Plains Southcap LLC	Delaware
Plains West Coast Terminals LLC	Delaware
PMC (Nova Scotia) Company	Nova Scotia
Rancho LPG Holdings LLC	Delaware
Rocky Mountain Pipeline System LLC	Delaware
Settoon Towing, LLC	Delaware
SLC Pipeline LLC	Delaware
Southcap Pipe Line Company	Delaware
PNGS GP LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
Pine Prairie Energy Center, LLC	Delaware
PAA Natural Gas Storage, LLC	Delaware
Bluewater Natural Gas Holding, LLC	Delaware
PNG Marketing, LLC	Delaware
Bluewater Gas Storage LLC	Delaware
BGS Kimball Gas Storage, LLC	Delaware
PPEC Bondholder, LLC	Delaware